UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2016
___________________

GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
___________________

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On January 13, 2016 a number of General Motors Company (GM) executives presented at a conference hosted by Deutsche Bank and provided an update on GM's 2015 performance and accomplishments and 2016 outlook. In connection with the presentations GM also issued a press release. The press release and presentations related thereto are attached as Exhibits 99.1 and 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

ITEM 8.01 Other Events

On January 13, 2016 GM announced that its Board of Directors authorized an increase to its existing $5.0 billion stock repurchase program to purchase up to an additional $4.0 billion of GM shares through the end of 2017. The Board of Directors also authorized an increase in the quarterly common stock dividend to $0.38 per share beginning in the first quarter of 2016.

ITEM 9.01 Financial Statements and Exhibits

EXHIBIT

Exhibit	Description	Method of Filing

Exhibit 99.1	Press Release Dated January 13, 2016	Attached as Exhibit
Exhibit 99.2	Presentations Dated January 13, 2016	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: January 13, 2016	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer